SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-53263

Date of Report: January 20, 2011

CHINA LITHIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	41-1559888
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 West 39th Street, Suite 14B, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

212-391-2688
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements

             On January 20, 2011 the Registrant's Chief Financial Officer, pursuant to authority from the Board of Directors, concluded that the financial statements included by the Registrant in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 should not be relied upon. The determination was based on his conclusion that the Registrant had failed to properly record as an expense the fair value of the 358,500 shares of common stock that the Registrant's chief executive officer transferred on September 2, 2010 to employees of the Registrant, a member of the Registrant's board of directors, and two members of the Registrant's U.S securities law firm. The Chief Financial Officer has discussed this determination with the Registrant's independent accountant.

             The Registrant will amend its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 to correct the error. The following are Management's current estimates of the changes that will result.

	Reported	Amended

Additional Paid-in Capital	$252,771	$969,771
Retained Earnings	5,282,530	4,565,530

General & Administrative Expense	$128,380	$845,380
Income from Operations	842,985	125,985
Income/(Loss) after Provision for Income Taxes	630,026	(86,740)
Earnings Per Common Share	0.03	(0.00)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. .
CHINA LITHIUM TECHNOLOGIES, INC.

Dated: February 23, 2011	By: /s/ Kun Liu
Kun Liu, Chief Executive Officer